Exhibit 99.1

Investor Contact:
Vitacost.com
Kathleen Reed
Director of Investor Relations
561.982.4180

ICR, Inc.
John Mills
Senior Managing Director
310.954.1105

Vitacost.com, Inc. Regains NASDAQ Compliance

BOCA RATON, Fla., July 7, 2011– Vitacost.com, Inc. (NASDAQ: VITC), a leading online retailer and direct marketer of health and wellness products, announced that the Company received a letter from The NASDAQ Stock Market indicating that the Company has met the requirements for continued listing of the Company’s securities on The NASDAQ Stock Market.

“We are pleased to announce that Vitacost.com is now in compliance with NASDAQ’s listing requirements,” commented Jeffrey Horowitz, Vitacost.com’s Chief Executive Officer.  “We worked closely with NASDAQ during the time of the trading suspension and with the conclusion of our Annual Meeting, held July 5th, 2011, we have now fulfilled the requirements to remain listed.”

About Vitacost.com, Inc.

Vitacost.com, Inc. (NASDAQ: VITC) is a leading online retailer and direct marketer of health and wellness products, including dietary supplements such as vitamins, minerals, herbs or other botanicals, amino acids and metabolites, as well as cosmetics, organic body and personal care products, sports nutrition and health foods. Vitacost.com, Inc. sells these products directly to consumers through its website, www.vitacost.com, as well as through its catalogs. Vitacost.com, Inc. strives to offer its customers the broadest product selection of healthy living products, while providing superior customer service and timely and accurate delivery.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements made herein, which include statements regarding the Company’s compliance with the requirements for continued listing of the Company’s securities on the The NASDAQ Stock Market,  involve known and unknown risks and uncertainties, which may cause actual results to differ materially from those indicated in such forward looking statements, including, but not limited to, the Company’s ability to continue to satisfy NASDAQ’s listing requirements, and such other risks are more fully described in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed for the full year ended December 31, 2010.